                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Celebrity, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [x]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                CELEBRITY, INC.
                              4520 OLD TROUP ROAD
                                 P. O. BOX 6666
                               TYLER, TEXAS 75711

                                                                October 27, 1998

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting (the "Meeting") of shareholders of Celebrity, Inc. (the "Company") to be held at the offices of Star Wholesale Florist, Inc., 8223 N. Stemmons Freeway, Dallas, Texas, on Monday, November 16, 1998, at 8:30 a.m. local time. The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes (i) the election of directors of the Company, (ii) the amendment of the Company's Amended and Restated 1992 Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock authorized for issuance thereunder from 500,000 to 1,000,000, and (iii) the ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants. We have also enclosed a copy of the Company's Annual Report for the fiscal year ended June 30, 1998.

     The Company's Board of Directors believes that favorable votes for each person nominated to serve as a director of the Company, for the increase in the number of shares authorized for issuance under the Option Plan and for ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants are in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each nominee and "FOR" the increase and the ratification. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly. If you attend the Meeting, you may vote in person even if you have previously mailed a Proxy.

     Directors and officers of the Company will attend the meeting and will respond to questions that are appropriate for discussion at the Meeting. I hope you will be able to attend.

                                            Sincerely,

                                            /s/   ROBERT H. PATTERSON, JR.

                                            Robert H. Patterson, Jr.
                                            Chairman of the Board

                                CELEBRITY, INC.
                              4520 OLD TROUP ROAD
                                 P. O. BOX 6666
                               TYLER, TEXAS 75711

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held November 16, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Celebrity, Inc., a Texas corporation (the "Company" or "Celebrity"), will be held at the offices of Star Wholesale Florist, Inc., 8223
N. Stemmons Freeway, Dallas, Texas, on Monday, November 16, 1998, at 8:30 a.m. local time. A Proxy and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the following purposes:

     (1) To elect five members of the Board of Directors for the term of office stated in the Proxy Statement.

     (2) To amend the Company's Amended and Restated 1992 Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 500,000 to 1,000,000.

     (3) To consider and ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants.

     (4) To transact any other business that may properly come before the Meeting and any adjournments thereof.

     The close of business on October 14, 1998, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open to the examination of any shareholder during ordinary business hours at the offices of the Company at 4520 Old Troup Road, Tyler, Texas.

     Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

     SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors

                                            /s/ ROBERT H. PATTERSON, JR.

                                            Robert H. Patterson, Jr.
                                            Chairman of the Board, President
                                            and Chief Executive Officer

Tyler, Texas
October 27, 1998

                                CELEBRITY, INC.
                              4520 OLD TROUP ROAD
                                 P. O. BOX 6666
                               TYLER, TEXAS 75711

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 16, 1998

     This Proxy Statement is being first mailed on October 27, 1998, to shareholders of Celebrity, Inc., a Texas corporation (the "Company" or "Celebrity"), by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held at the offices of Star Wholesale Florist, Inc., 8223 N. Stemmons Freeway, Dallas, Texas, on Monday, November 16, 1998, at 8:30 a.m., local time, and at such other times and places to which the Meeting may be adjourned.

     The purpose of the Meeting is to consider and act upon the following:

     (i)   the election of five directors for the terms stated below;

     (ii) the amendment of the Company's Amended and Restated 1992 Stock Option Plan (the "Option Plan") to increase the number of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") authorized for issuance thereunder from 500,000 to 1,000,000;

     (iii) the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants; and

     (iv) such other matters as may properly come before the Meeting and any adjournments thereof.

     All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted as follows:

     (i) FOR the election of the five persons named under "Election of Directors" as nominees for election as directors of the Company for the terms stated below;

     (ii) FOR the amendment of the Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 500,000 to 1,000,000;

     (iii) FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants; and

     (iv) at the discretion of the proxyholders (the "Proxyholders") with regard to any other matter that may properly come before the Meeting and any adjournments thereof.

     Any shareholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy or by voting in person at the Meeting. Unless revoked, all shares represented by properly executed Proxies will be voted as specified therein.

                       RECORD DATE AND VOTING SECURITIES

     The record date for determining the shareholders of the Company entitled to notice of and to vote at the Meeting and any adjournments thereof was the close of business on October 14, 1998 (the "Record Date"), at which time the Company had issued and outstanding approximately 6,282,755 shares of Common Stock. The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

                               QUORUM AND VOTING

     The presence at the Meeting, in person or by proxy, of the holders of one-third of the Common Stock issued and outstanding and entitled to vote thereat is necessary to constitute a quorum to transact business. In deciding all questions and other matters, a holder of Common Stock on the Record Date will be entitled to cast one vote for each share of Common Stock then registered in such holder's name.

     Election of the director nominees named in Proposal No. 1, or any of them, requires the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. A Proxy cannot be voted for more than five director nominees. Votes may be cast in favor of or withheld with respect to any of the director nominees. Votes that are withheld will be counted for quorum purposes, but will be excluded entirely from the tabulation of votes in respect of the proposal and, therefore, will not otherwise affect the outcome of the vote on the proposal.

     Approval of Proposal Nos. 2 and 3 requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon that are actually voted. Abstentions on the proposal may be specified and will be counted toward a quorum, but will be excluded entirely from the tabulation for the proposal. As a result, abstentions will not otherwise affect the outcome of the vote on the proposal.

     Shares referred to as "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), if any, are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter requiring discretionary authority to vote, broker non-votes will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered present and entitled to vote for quorum purposes and may be entitled to vote on other matters). Because the Company believes that brokers or nominees will have discretionary authority to vote on each of Proposal No. 1, Proposal No. 2 and Proposal No. 3, the Company believes that there will be no broker non-votes on such proposals.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     There are five directors to be elected for terms expiring at the Company's Annual Meeting of Shareholders in 1999 or until their successors have been elected and qualified. It is intended that the names of the persons indicated in the following table will be placed in nomination and that the persons named in the Proxy (the "Proxyholders") will vote for their election. Each of the nominees has indicated willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, the Proxyholders will have discretionary authority to vote the Proxy for any nominee who is substituted for the nominee who becomes unavailable.

     The nominees are as follows:

               NAME                 AGE                        POSITION
               ----                 ---                        --------
Robert H. Patterson, Jr...........  47    Chairman of the Board, President and Chief
                                            Executive Officer
Richard Yuen......................  54    Managing Director of Celebrity Exports
                                            International Limited and Director
B. D. Hunter(1)(2)................  68    Director
C. A. Langner(1)(2)...............  73    Director
Valerie Anne Mars(1)(2)...........  39    Director

---------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     Robert H. Patterson, Jr. has served as Chairman of the Board of Directors of Celebrity since 1989, as Chief Executive Officer since July 1995, as President from 1978 to July 1995 and since September 1997, and as a director since 1974.

     Richard Yuen has served as Managing Director of Celebrity Exports International Limited, the Company's Hong Kong subsidiary ("Celebrity Hong Kong"), since 1984 and as a director of Celebrity since December 1992.

     B. D. Hunter has served as a director of Celebrity since April 1993. Mr. Hunter is the founder and Chairman of Huntco Inc., an intermediate steel processor. Mr. Hunter is also the founder and Chairman of Huntco Enterprises Inc., which operates nursing homes and other businesses. Mr. Hunter also serves on the boards of directors of Service Corporation International, Cash America International, Inc. and Mercantile Bank of St. Louis N.A.

     C. A. Langner has served as a director of Celebrity since December 1992. Mr. Langner was Administrative Manager of the Producing Department of Exxon Corporation from 1983 to 1986. Mr. Langner has been engaged in the management of his personal investments since 1986.

     Valerie Anne Mars has served as a director of Celebrity since September 1995. Ms. Mars has been the General Manager of Master Foods, Czech Republic and Republic of Slovakia, a unit of Mars, Inc., in Prague, Czech Republic, since August 1996. From 1994 to August 1996, Ms. Mars was a project consultant with M&M/Mars. From 1990 to 1994, Ms. Mars was engaged in the management of her personal investments.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH NOMINEE FOR THE BOARD OF DIRECTORS.

                       BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by unanimous written consent when important matters require Board action between scheduled meetings. The Board of Directors met four times and acted four times by unanimous written consent during fiscal 1998. During fiscal 1998, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director, except that Mr. Yuen did not participate in two Board meetings.

     The Board of Directors established audit and compensation committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held and actions taken by written consent during fiscal 1998 are described below.

     Audit Committee. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on the Company that may be brought to its attention by management, the independent public accountants or the Board of Directors; and evaluates annual public financial reporting documents of the Company. Messrs. Langner (Chairman) and Hunter and Ms. Mars are the members of the Audit Committee. The Audit Committee met three times during fiscal 1998.

     Compensation Committee. The Compensation Committee approves all major decisions with regard to executive compensation, establishes and monitors the compensation policies of the Company and administers the Option Plan and 1993 Employee Stock Purchase Plan (as amended to date, the "Purchase Plan"). The Compensation Committee has the power to determine from time to time the individuals to whom options will be granted, and offers to purchase stock will be made, under the plans. Messrs. Hunter (Chairman) and

Langner and Ms. Mars are the members of the Compensation Committee. The Compensation Committee met three times and acted once by unanimous written consent during fiscal 1998.

     The Company does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole.

                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Company's Named Officers (as defined under "Management Compensation -- Summary Compensation Table") and (iv) all directors and executive officers of the Company as a group.

                                                               AMOUNT AND
                                                               NATURE OF
                     NAME OF BENEFICIAL                        BENEFICIAL    PERCENT
                     OWNER OR GROUP(1)                        OWNERSHIP(2)   OF CLASS
                     ------------------                       ------------   --------
Robert H. Patterson, Jr.....................................   3,172,000       50.3%
Richard Yuen................................................     145,150        2.3%
B. D. Hunter................................................      25,000       *
C. A. Langner...............................................      20,000       *
Valerie Anne Mars...........................................      13,500       *
David J. Huffman............................................      56,000       *
Clifford C. Condict.........................................      91,187        1.5%
Roger D. Craft..............................................      18,000       *
Lynn Skillen................................................           0         --
Directors and executive officers as a group (11
  persons)(3)...............................................   3,548,237       55.0%

---------------

 * Less than 1%

(1) "Beneficial owner" means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and the Company believes that, except as otherwise indicated, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.

(2) Includes shares of Common Stock issuable upon exercise of options that are exercisable on the Record Date or within 60 days thereafter by Patterson, Yuen, Hunter, Langner, Mars, Huffman, Condict, Craft and all directors and executive officers as a group, with such shares numbering 24,000, 36,000, 15,000, 11,000, 11,000, 35,000, 23,000, 13,000 and 173,400 shares, respectively.

(3) Includes 5,400 shares of Common Stock held by Laura Lockhart, of which 3,400 shares are issuable upon exercise of options that are exercisable on the Record Date or within 60 days thereafter; and 2,000 shares held by Sherri L. Goodman, all of which are issuable upon exercise of options that are exercisable on the Record Date or within 60 days thereafter.

                            MANAGEMENT COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table contains information concerning the compensation earned by, awarded to or paid to (i) the Chief Executive Officer of the Company during fiscal 1998 and (ii) each of the most highly compensated executive officers of the Company at the end of fiscal 1998 other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000, based on salary and bonus earned during fiscal 1998 (collectively, the "Named Officers"), in each case for services rendered to the Company during fiscal years 1996 through 1998.

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                                     ------------
                                                                      SECURITIES
                                               ANNUAL COMPENSATION    UNDERLYING
                                               -------------------     OPTIONS/       ALL OTHER
              NAME AND                FISCAL    SALARY      BONUS        SARS        COMPENSATION
         PRINCIPAL POSITION            YEAR      ($)         ($)        (#)(1)           ($)
         ------------------           ------   --------    -------   ------------    ------------
Robert H. Patterson, Jr. ...........   1998    296,700          0       25,000(6)        9,168(2)(3)
  Chairman of the Board,               1997    290,000          0       55,000           6,155(2)(3)
  President and Chief                  1996    290,000          0            0         203,788(4)
  Executive Officer

Richard Yuen........................   1998    262,700          0       25,000(6)            0
  Director and Managing                1997    284,200          0       15,000               0
  Director of Celebrity                1996    258,000          0            0               0
  Exports International Limited(5)

David J. Huffman....................   1998    159,600          0       50,000(6)        3,990(2)
  Executive Vice                       1997    150,000          0       40,000           2,281(2)
  President -- Sales & Marketing       1996    150,000          0            0           4,356

Clifford C. Condict.................   1998     97,500          0       20,000(6)        2,805(2)
  Vice President -- Merchandising      1997     90,000     15,000       15,000           1,358(2)
                                       1996     90,000          0            0           3,063

Roger D. Craft......................   1998     97,500          0       10,000(6)        2,805(2)
  Vice President -- Star               1997     90,000     15,000       15,000           1,370(2)
  Operations                           1996     90,000          0            0           3,063

Lynn Skillen........................   1998     44,700(7)       0      125,000(6)            0
  Vice President -- Finance and
  Chief Financial Officer

---------------

(1) Options to acquire shares of Common Stock under the Option Plan.

(2) In fiscal 1997, the Company paid $4,020, $2,281, $1,358 and $1,370, and in fiscal 1998, the Company paid $4,800, $3,990, $2,805 and $2,805, as matching contributions for Messrs. Patterson, Huffman, Condict and Craft, respectively, pursuant to the Company's tax-qualified profit-sharing plan with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986 (the "Code").

(3) In fiscal 1997 and 1998, the Company also paid $2,135 and $4,368, respectively, for long-term disability insurance and a medical reimbursement plan for Mr. Patterson.

(4) In fiscal 1996, the Company discontinued certain arrangements pursuant to which it paid the premiums on, and held ownership of, two insurance policies on Mr. Patterson's life. The ownership of the policies, which had an aggregate cash surrender value of $198,418, was then transferred to Mr. Patterson, resulting in additional compensation to Mr. Patterson equivalent to such aggregate cash surrender value.

(5) All compensation for Mr. Yuen's services is paid to Golden Pool Limited, a British Virgin Islands company wholly owned by a trust, the beneficiaries of which are Richard Yuen and his family.

(6) Includes options granted contingent upon the approval by the shareholders of the Company of the amendment to the Option Plan as described in Proposal No. 2 in this Proxy Statement.

(7) Mr. Skillen joined the Company in March 1998, and his annual salary has been set at $155,000.

                        OPTION GRANTS DURING FISCAL 1998

     The following options were granted under the Option Plan to the Named Officers set forth below during fiscal 1998:

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF STOCK
                                                                                       PRICE APPRECIATION FOR
                                              INDIVIDUAL GRANTS                            OPTION TERM(1)
                          ----------------------------------------------------------   -----------------------
                            NUMBER OF      % OF TOTAL
                            OPTIONS/      OPTIONS/ SARS
                              SARS         GRANTED TO      EXERCISE OR    EXPIRATION
          NAME            GRANTED(2)(3)   EMPLOYEES(2)    BASE PRICE(4)      DATE          5%          10%
          ----            -------------   -------------   -------------   ----------   ----------   ----------
Robert H. Patterson,
  Jr. ..................      25,000(5)        6.9%          $1.31          6/25/03     $  9,046     $ 19,994
Richard Yuen............      25,000(5)        6.9%          $1.19          6/25/08     $ 18,710     $ 47,414
David J. Huffman........      50,000(5)       13.9%          $1.19          6/25/08     $ 37,419     $ 94,828
Clifford C. Condict.....      20,000(5)        5.6%          $1.19          6/25/08     $ 14,968     $ 37,931
Roger D. Craft..........      20,000(5)        5.6%          $1.19          6/25/08     $  7,484     $ 18,966
Lynn Skillen............     100,000          27.8%          $1.9375         3/9/08     $121,848     $308,788
                              25,000(5)        6.9%          $1.19          6/25/08     $ 18,710     $ 47,414

---------------

(1) The potential realizable values shown in the table illustrate values that might be realized upon exercise of the options immediately prior to the expiration of their terms, based on the difference between the appreciated value of the Common Stock over the term of the options (assuming the specified compounded rates of appreciation) and the exercise price of the options. These amounts do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to five years.

(2) The Company has not granted any stock appreciation rights ("SARs").

(3) All options have ten-year terms, except for Mr. Patterson's options, which have five-year terms. The options granted on June 26, 1998 become exercisable with respect to 20% of the shares covered thereby annually beginning on the first anniversary of the date of grant, except for Mr. Patterson's options, which become exercisable with 25% of the shares covered thereby annually beginning on the first anniversary of the date of the grant. With respect to the options granted on June 26, 1998, in the event of certain mergers or reorganizations or a Change of Control (as hereinafter defined) or threatened Change of Control of the Company, any unexercisable portion of the options will become immediately exercisable, but only after a period of one year after the date of such grant. The term "Change of Control" refers to the acquisition of ten percent or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (unless such acquisition has been approved by a two-thirds vote of the full Board of Directors of the Company). Any unexercised portion of other options granted pursuant to the Option Plan, including those granted to Mr. Skillen on March 9, 1998 will become immediately exercisable upon a Change of Control.

(4) The option exercise price may be paid (i) in cash, (ii) in shares of Common Stock, if permitted by the Compensation Committee, (iii) by certified or cashier's check, (iv) by cash or certified or cashier's check for the par value of the shares for which the option is exercised plus a promissory note for the balance of the purchase price or (v) by delivery of a copy of irrevocable instructions from the optionholder to a broker or dealer to sell certain of the shares of Common Stock purchased upon exercise of the option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price. The exercise price was equal to the fair market value of the Common Stock on the date of grant, except for Mr. Patterson's options, the exercise price of which was equal to 110% of the fair market value of the Common Stock on the date of grant.

(5) The grant of these options is contingent upon the approval by the shareholders of the Company of the amendment to the Option Plan as described in Proposal No. 2 in this Proxy Statement.

                      OPTION EXERCISES DURING FISCAL 1998
                       AND FISCAL YEAR END OPTION VALUES

     The following table provides information related to options exercised by the Named Officers during fiscal 1998 and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED             IN-THE-MONEY
                              NUMBER OF                           OPTIONS/SARS AT                OPTIONS/SARS
                               SHARES                           FISCAL YEAR END(1)         AT FISCAL YEAR END($)(2)
                              ACQUIRED         VALUE        ---------------------------   ---------------------------
           NAME              ON EXERCISE   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   --------------   -----------   -------------   -----------   -------------
Robert H. Patterson,
  Jr. .....................       0              0            24,000          71,000           0              0
Richard Yuen...............       0              0            36,000          39,000           0              0
David J. Huffman...........       0              0            35,000          83,000           0              0
Clifford C. Condict........       0              0            23,000          32,000           0              0
Roger D. Craft.............       0              0            13,000          22,000           0              0
Lynn Skillen...............       0              0                 0         125,000           0              0

---------------

(1) Value is calculated based on the difference between the option exercise price and the closing price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) At fiscal year end, none of the Named Officers held in-the-money options.

                           COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are entitled to receive an annual fee of $10,000, plus $500 for each meeting of the Board of Directors they attend. The members of the Audit and Compensation Committees do not receive separate compensation for their attendance at committee meetings. In addition, pursuant to the terms of the Option Plan, nonemployee directors automatically receive grants of nonqualified stock options to purchase 5,000 shares of Common Stock upon their initial election to the Board of Directors and automatically receive grants of nonqualified stock options to purchase 2,000 shares of Common Stock in each year they are reelected to the Board of Directors. The options are fully exercisable upon the date of grant at a price equal to the closing sale price of the Common Stock reported by the NASDAQ SmallCap Market on the date of grant. Each of Messrs. Langner and Hunter and Ms. Mars received options to purchase 2,000 shares of Common Stock upon reelection to the Board of Directors in December 1999. Such options are exercisable at a price of $1.38 per share.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The base salary for top executive officers and annual incentive compensation for all executive officers for fiscal 1998 were approved by the Compensation Committee, consisting of B. D. Hunter, C. A. Langner and Valerie Anne Mars, all of whom are nonemployee directors. The Compensation Committee received from the Chief Executive Officer recommendations regarding base salaries and incentive compensation for the top executive officers. The Chief Executive Officer set the compensation for lower level executive officers.

     The objectives of the Company's executive compensation program are to:

          Support the achievement of desired Company performance.

          Provide competitive compensation that will attract and retain superior talent and reward performance.

          Align the executive officers' interests with those of the shareholders by placing a portion of their pay at risk because it is dependent upon corporate performance.

     To achieve the above objectives, the Company's executive compensation policies integrate annual base compensation with bonuses based on overall corporate performance and individual initiatives and performance. The measurement of corporate performance and the award of bonuses are based primarily upon the achievement of Company performance goals that are reviewed and approved annually by the Compensation Committee. Accordingly, in years in which these performance goals are achieved or exceeded, executive compensation will tend to be higher than in years in which the Company's performance is below expectations. Annual cash compensation, together with the payment of long-term equity-based incentive compensation through stock options, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

     The executive compensation program is designed to provide an overall level of compensation that is competitive with that offered by companies of comparable size and complexity. The actual compensation levels of the Company's executive officers may be greater or less than average compensation levels in other companies based upon annual and long-term overall Company performance as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal and individual circumstances.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and various other benefits.

     Base Salary. In fiscal 1998 base salary levels for the Company's executive officers, including the Chief Executive Officer, were competitively set relative to comparable companies. In determining salaries, the Compensation Committee took into account individual experience and performance and specific issues particular to the Company.

     Annual Incentive Compensation. The Company maintains incentive compensation plans for its executive officers. These incentive compensation plans are based on performance goals that are established each fiscal year and are based on the Company's sales and profitability. Cash bonuses, payable after the close of the fiscal year, are based on the extent to which these goals have been met. The amounts of these incentive bonuses, if any, are reflected in the summary compensation table above.

     The Company's 1998 Employee Bonus Plan (the "Bonus Plan") established potential bonuses for executive officers of the Company. The potential bonuses were based on the consolidated per share earnings of the Company for fiscal 1998 after accruals for income taxes, bonus plans and Company contributions to the Company's 401(k) Plan, excluding extraordinary items ("Earnings Per Share"). Potential bonuses ranged from $10,000 to $165,000, depending upon Earnings Per Share and the identity of the individual receiving the bonus. Because a minimum Earnings Per Share of $.55 was required to have been achieved for fiscal 1998 for bonuses to be distributed under the Bonus Plan, no bonuses were earned under the Bonus Plan for fiscal 1998.

     Option Plan. The Option Plan has been the Company's long-term incentive plan for executive officers since 1992. The objectives of the Option Plan are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executives to develop and maintain a significant long-term ownership position in the Common Stock.

     On June 26, 1998, the Compensation Committee of the Board of Directors considered stock option grants to each of the officers of the Company, contingent upon the approval by the shareholders of the Company of the amendment to the Option Plan as described in Proposal No. 2 in this Proxy Statement. Each officer received stock options that were based on his or her responsibilities and relative position in the Company. The stock options granted to each officer in fiscal 1998 were granted with an exercise price equal to the fair market value of the Common Stock at the date of grant, except for Mr. Patterson's options, the exercise price of which was equal to 110% of the fair market value of the Common Stock on the date of grant. Twenty percent of the stock options granted in fiscal 1998 vest annually commencing on the first anniversary of the date of grant, except for Mr. Patterson's options, which becomes exercisable with twenty-five percent of the shares covered thereby annually beginning on the first anniversary of the date of the grant.

     Purchase Plan. Executive officers are encouraged to increase their ownership of Common Stock, thus increasing the alignment of their interests with shareholder interests, by participating in the Purchase Plan. Up to 300,000 shares of Common Stock may be sold under the Purchase Plan, which was established in 1993, pursuant to offers to employees selected by the Compensation Committee from among all employees of the Company and its wholly-owned subsidiaries. The Compensation Committee has discretion as to the timing and duration of such offers to allow employees to purchase Common Stock under the Purchase Plan. The price of such Common Stock is the fair market value of the stock when the offer is made. Employees may purchase shares with a promissory note providing for repayment through payroll deductions. No employees were offered the opportunity to purchase shares under the Purchase Plan during fiscal 1998.

     401(k) Plan. The Company maintains a tax-qualified profit sharing plan with a cash or deferred arrangement (the "401(k) Plan") under section 401(k) of the Code. All of the Company's employees, except those who are neither citizens nor residents of the U.S., are eligible to participate in the 401(k) Plan beginning on July 1 or January 1 following their completion of one full year of service with the Company. Plan participants may defer up to 15% of their compensation, subject to limits imposed by the Code, including a Code provision that limits deferrals to an indexed amount, which was $9,500 in 1997 and $10,000 in 1998. The 401(k) Plan provides that the Company, in its discretion, may make matching contributions with respect to elective deferral contributions by plan participants. In April 1997, the Board of Directors approved an amendment allowing for a matching contribution of $1.00 per $1.00 of employee contributions, up to three percent of each employee's compensation. The Company's matching contribution may be made, in the Company's discretion, in Common Stock or in cash. A participant's interest in Company matching contribution amounts is full, vested and nonforfeitable following the completion of six years of service by the participant. The Company's aggregate matching contribution to the 401(k) Plan for fiscal 1998 was approximately $129,000. Robert H. Patterson, Jr. is the trustee of the 401(k) Plan trust. Each participant has the right to direct the investment of his or her own account balance in the 401(k) Plan.

     Benefits. The Company provided medical benefits to its Chief Executive Officer pursuant to a medical reimbursement plan. See "Management
Compensation -- Summary Compensation Table -- Note (3)."

     The Company has no policy for maintaining executive compensation within the $1,000,000 deduction limitation of Section 162(m) of the Code because it is very unlikely that limitation will be a factor for executives of the Company.

     This report of the Compensation Committee on executive compensation is submitted by the current members of the Committee as noted below:

                                            B. D. Hunter
                                            C. A. Langner
                                            Valerie Anne Mars

                      COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on Common Stock with the stocks comprising a peer group index consisting of Helen of Troy Corporation, Craftmade International, Inc., Catalina Lighting, Inc., Handleman Company and Fossil, Inc. (collectively, the "Peer Group") and the cumulative total return on the stocks comprising the Russell 2000 Index over the periods indicated.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
     AMONG CELEBRITY, INC., THE PEER GROUP AND THE RUSSELL 2000 INDEX(1)(2)

               Measurement Period                    Celebrity,
             (Fiscal Year Covered)                      Inc.           Peer Group       Russell 2000
June 30, 1993                                                  100               100               100
June 30, 1994                                                   45                98               104
June 30, 1995                                                   89               102               125
June 30, 1996                                                   58                96               155
June 30, 1997                                                   40               130               181
June 30, 1998                                                   15               173               215

----------------------------------------------------------------------------------------------------------------------
                        JUNE 30, 1993   JUNE 30, 1994   JUNE 30, 1995   JUNE 30, 1996   JUNE 30, 1997   JUNE 30, 1998
                        -------------   -------------   -------------   -------------   -------------   -------------
 Celebrity, Inc.            $100            $ 45            $ 89            $ 58            $ 40            $ 15
 Peer Group                 $100            $ 98            $102            $ 96            $130            $173
 Russell 2000               $100            $104            $125            $155            $181            $215
----------------------------------------------------------------------------------------------------------------------

---------------

(1) Based upon $100 invested on June 30, 1993 in the Common Stock, the Peer Group or in the Russell 2000 Index, including in each case reinvestment of dividends.

(2) Fiscal year ending June 30.

                              CERTAIN TRANSACTIONS

     The Company leases distribution center space at 4501 Old Troup Road, Tyler, Texas, from Robert H. Patterson, Jr., President and Chief Executive Officer of the Company, and the trust under the will of the late father of Robert H. Patterson, Jr., R. Harold Patterson, Sr. (the "Patterson Trust"). Mr. Patterson and the Patterson Trust each own 50% of the property. During fiscal 1998, the Company paid $10,000 per month to lease the property on a month-to-month basis. Management believes the terms of the lease are no less favorable to the Company than could be obtained from an unaffiliated third party.

     The Company paid Golden Pool Limited, a British Virgin Islands company wholly owned by a trust, the beneficiaries of which are Mr. Yuen and his family, a fee of approximately $262,700 for management and consulting services provided by Mr. Yuen in fiscal 1998.

     Robert H. Patterson, Jr., David J. Huffman and Clifford C. Condict each borrowed $109,800 from the Company in November 1993. The proceeds of these loans were used to pay the fair market value of shares of Common Stock (other than the par value of the shares, which was paid in cash by the purchasing executive officer) purchased by the executive officers under the Purchase Plan. Each loan is secured by the Common Stock purchased with the proceeds of the loan. As of the Record Date, the outstanding balances of the loans to Messrs. Patterson, Huffman and Condict were $90,804, $97,984 and $103,354, respectively.

     In September 1997, Celebrity borrowed $500,000 from RHP Management, LLC ("RHP"), an entity controlled by Robert H. Patterson, Jr. In February 1998, the parties amended the promissory note to extend the repayment date to September 30, 1999, subject to repayment restrictions under the Company's credit facility. The principal amount outstanding accrues interest at a fluctuating rate per annum equal to the prime rate of a reference bank plus 1.5% per annum. The proceeds from this loan were used to pay certain intercompany accounts payable to Celebrity Hong Kong.

     In July 1998, the Company borrowed an additional $500,000 from RHP, which principal amount outstanding accrues interest at 10% per annum. The proceeds of this loan were for seasonal working capital needs. The loan is expected to be repaid during fiscal 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it with respect to fiscal 1998, or written representations from certain reporting persons, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and greater than 10% beneficial owners have been satisfied.

                                 PROPOSAL NO. 2

                            AMENDMENT TO OPTION PLAN

     The Board of Directors and the Compensation Committee (referred to collectively as the "Board of Directors" with respect to this proposal) unanimously approved an amendment to the Option Plan, subject to approval by the shareholders of the Company, (i) to increase the number of shares of Common Stock issuable pursuant to the Option Plan from 500,000 to 1,000,000.

DESCRIPTION OF OPTION PLAN

     The Option Plan provides solely for the grant of options to acquire shares of Common Stock to employees, nonemployee directors and advisors ("Participants") of the Company or a subsidiary thereof (referred to collectively as the "Company" with respect to this proposal), all of which were eligible for participation in the Option Plan at the Record Date. The Option Plan currently provides for the grant of options to purchase 500,000 shares of Common Stock. As of the Record Date, options to purchase 447,400 shares of Common Stock (excluding options to purchase shares of Common Stock that had been canceled, as well as the June 26, 1998 grant described below) had been granted under the Option Plan, of which options to purchase 4,000 shares of Common Stock had been exercised, options to purchase 443,400 shares of Common Stock remained outstanding and had not yet been exercised and options to purchase 52,600 shares of Common Stock remained available for grant. Effective June 26, 1998 options to purchase an additional 240,000 shares of Common Stock, at an exercise price of $1.19 per share, where granted to 15 employees of the Company (the "June 26th Grant"), contingent upon the approval by the shareholders of the Company of the amendment to the Option Plan described herein.

     Under the Option Plan, options may be granted in the form of "incentive stock options" as defined in Section 422 of the Code, or nonqualified stock options. The options generally become exercisable with respect to one-fifth of the shares purchasable thereunder on each of the first five anniversaries of the date of the option grant. The options generally expire within 10 years after the date of grant, except as follows. If a Participant ceases to be employed by the Company because the participant is terminated for "cause" (as defined in the Option Plan), any options held by the Participant will automatically expire. If a Participant's employment by the Company is terminated for any reason other than for cause or due to death, such Participant's option will be exercisable (to the extent exercisable on the date of termination of the Participant's employment by the Company) at any time within three months after the Participant ceases to be an employee or 12 months after termination on account of retirement in the case of a nonqualified stock option, unless by its terms the option expires earlier. If a Participant dies or becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Company, or within three months after ceasing to be an employee, such Participant's option will be exercisable at any time within 12 months after the date of death or disability, unless by its terms the option expires earlier. If a nonemployee Participant's association with the Company is terminated for cause, any options held by such Participant will automatically expire. The Compensation Committee does not have the authority to extend the term of any option beyond its original term. In the event of certain mergers and reorganizations involving the Company or upon the occurrence of a Change of Control (as defined in the Option Plan) or threatened Change of Control of the Company, all outstanding options will become immediately exercisable with respect to the full number of shares purchasable under such options, except that the options granted pursuant to the June 26th Grant shall not become immediately exercisable upon a Change of Control for a period of one year after the date of grant.

     Incentive stock options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or by the Participant's legally authorized representative. With respect to nonqualified stock options granted to any Participant who is not subject to the reporting requirements of
Section 16 of the Exchange Act, the Compensation Committee may, in its sole discretion, provide for the transferability of nonqualified stock options as it deems appropriate. A nonqualified stock option granted to a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act (a "Reporting Participant") may not be transferred or assigned other than (i) by will or the laws of descent and distribution, (ii) pursuant to the terms of a qualified domestic relations order; as defined by the Code or Title I of ERISA, or the rules thereunder and (iii) as set forth in the next sentence. The Compensation Committee may, in its sole discretion, provide that nonqualified stock options granted to a Reporting Participant, other than Automatic Grants (as herein defined) to nonemployee directors, may be transferred to members of the Reporting Participant's immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners; provided that there cannot be any consideration for the transfer.

     The Compensation Committee, composed of two or more nonemployee directors of the Company, has the authority to fix the terms and number of options to be granted and the persons to receive the options. The exercise price of each incentive or nonqualified stock option granted under the Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% in the case of incentive stock options granted to employees owning more than 10% of the Common Stock).

     The exercise price of an option may be paid in cash, by certified or cashier's check, by shares of Common Stock, if permitted by the Compensation Committee, by a promissory note for the total purchase price of the shares of Common Stock being purchased (minus the par value of the shares being purchased, which must be paid for in cash or by certified or cashier's check), which note shall contain such terms and provisions as the Compensation Committee may approve, including without limitation the right to repay the note partially or wholly with Common Stock, or by delivery of a copy of irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price.

     Under the Option Plan, each nonemployee director currently receives a grant to purchase 5,000 shares of common stock upon his or her initial election to the Board of Directors, as well as an annual automatic grant of options (the "Automatic Grant") to purchase 2,000 shares of Common Stock, which is the only type of options nonemployee directors are eligible to receive under the Option Plan.

DESCRIPTION OF PROPOSED AMENDMENT

     Increase in Shares. The Compensation Committee and the Board of Directors have unanimously approved an amendment to the Option Plan, subject to approval by the shareholders of the Company, to increase the number of shares of Common Stock issuable pursuant to the Option Plan from 500,000 to 1,000,000.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     Summary of Certain Federal Income Tax Consequences Relating to Incentive Stock Options. No taxable income is realized by a Participant and no tax deduction is available to the Company upon either the grant or exercise of an incentive stock option. If a Participant holds the shares acquired upon the exercise of an incentive stock option for more than one year after the issuance of the shares upon exercise of the incentive stock option and more than two years after the date of the grant of the incentive stock option (the "holding period"), the difference between the exercise price and the amount realized upon the sale of the shares will be treated as a long-term capital gain or loss and no deduction will be available to the Company. If the shares are transferred before the expiration of the holding period, the Participant will realize ordinary income and the Company will be entitled to a deduction on the portion of the gain, if any, equal to the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise or, if less, the difference between the amount realized on the disposition and the adjusted basis of the stock; provided that the deduction will not be allowed if such amount exceeds the annual $1,000,000 limitation on the deduction that an employer may claim for compensation of certain executives pursuant to Section 162(m) of the Code (the "Deduction Limitation") and does not satisfy an exception to the Deduction Limitation. Any further gain or loss from an arm's length sale or exchange will be taxable as a long-term or short-term capital gain or loss depending upon the holding period before disposition. Certain special rules apply if an incentive stock option is exercised by tendering stock. The difference between the incentive stock option exercise price and the fair market value, at the time of exercise, of the Common Stock acquired upon the exercise of an incentive stock option may give rise to alternative minimum taxable income subject to an alternative minimum tax.

     Summary of Certain Federal Income Tax Consequences Relating to Nonqualified Stock Options. No taxable income generally is realized by the Participant upon the grant of a nonqualified stock option, and no deduction generally is then available to the Company. Upon exercise of a nonqualified stock option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the Participant as ordinary income. This amount will also be deductible by the Company unless the amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. The tax basis of shares acquired by the Participant will be the fair market value on the date of exercise. When a Participant disposes of shares acquired upon exercise of a nonqualified stock option, any amount realized in excess of the fair market value of the shares on the date of exercise generally will be treated as a long-term or short-term capital gain, depending on the holding period of the shares. The holding period commences upon exercise of the nonqualified stock option. If the amount received is less than such fair market value, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the shares. The exercise of a nonqualified stock option will not trigger the alternative minimum tax consequences applicable to incentive stock options.

ISSUANCE OF OPTIONS UNDER THE OPTION PLAN

     The following table sets forth certain information regarding options granted under the Option Plan from its inception through the Record Date to (i) the Company's Chief Executive Officer, (ii) each of the Company's four other most highly compensated executive officers for fiscal 1998 individually, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, (v) each nominee for election as a director, and (vi) all employees, excluding executive officers, as a group.

                                                               AGGREGATE AMOUNT
                                                               OF COMMON STOCK
                                                              SUBJECT TO OPTIONS
                                                                GRANTED UNDER
                                                               THE OPTION PLAN
                                                                 GRANTED FROM
                                                              INCEPTION THROUGH
                NAME OF INDIVIDUAL OR GROUP                   THE RECORD DATE(1)
                ---------------------------                   ------------------
Robert H. Patterson, Jr.....................................        95,000
Richard Yuen................................................        75,000
David J. Huffman............................................       118,000
Clifford C. Condict.........................................        55,000
Roger D. Craft..............................................        35,000
Lynn Skillen................................................       125,000
B. D. Hunter................................................        15,000
C. A. Langner...............................................        15,000
Valerie Anne Mars...........................................        11,000
All current executive officers as a group...................       557,000
All current directors who are not executive officers as a
  group.....................................................        41,000
All employees, excluding executive officers, as of the
  Record Date, as a group...................................        89,400

---------------

(1) Includes options granted contingent upon approval by the shareholders of the Company of the amendment to the Option Plan as described in this Proposal No. 2.

VOTE REQUIRED

     Approval of the amendment to the Option Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon that are actually voted. If approved by the shareholders of the Company, the amendment will be effective as of June 26, 1998. Unless otherwise instructed or restricted, it is the intent of the persons named in the Proxy to vote all Proxies "FOR" the adoption of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE OPTION PLAN.

                                 PROPOSAL NO. 3

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee and subject to ratification by the shareholders of the Company at the Meeting, the Board of Directors of the Company has selected PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 1999. PricewaterhouseCoopers LLP has served the Company in this capacity since 1991. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

                             SHAREHOLDER PROPOSALS

     Shareholders of the Company may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 1999 Annual Meeting of Shareholders, such proposals must be received by the Company not later than July 17, 1999. Such proposals should be directed to Celebrity, Inc., P. O. Box 6666, Tyler, Texas 75711, Attention: Secretary.

                                 OTHER BUSINESS

     The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting and any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

     All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telegram or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

     Accompanying this Proxy Statement is a copy of the Company's Annual Report for the fiscal year ended June 30, 1998.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON THE WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO CELEBRITY, INC.,
ATTN: ROBERT H. PATTERSON, JR., CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, P.O. BOX 6666, TYLER, TEXAS 75711.

                                            By Order of the Board of Directors

                                            /s/ LYNN SKILLEN

                                            Lynn Skillen
                                            Secretary

Tyler, Texas
October 27, 1998

                                                                      APPENDIX A


                                  CELEBRITY, INC.             AS AMENDED THROUGH
                                                               NOVEMBER 16, 1998

                   AMENDED AND RESTATED 1992 STOCK OPTION PLAN



                                    ARTICLE 1

                                    THE PLAN

         1.1 NAME. This plan will be known as the "Celebrity, Inc. 1992 Stock Option Plan."

         1.2 PURPOSE. The purpose of the Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant to its Employees, Nonemployee Directors and advisors Options to purchase Common Stock of the Company. The Plan is designed to help the Company and its subsidiaries and affiliates attract and retain superior personnel for positions of substantial responsibility and to provide Employees, Nonemployee Directors and advisors with an additional incentive to contribute to the success of the Company. The Company intends that Incentive Stock Options granted pursuant to
Article 3 will qualify as "incentive stock options" within the meaning of
Section 422 of the Code. Any Option granted pursuant to Article 4 will be clearly and specifically designated as not being an incentive stock option as defined in Section 422 of the Code.

         With respect to Reporting Optionees, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         1.3 EFFECTIVE DATE. The Plan became effective upon the Effective Date.

         1.4 ELIGIBILITY TO PARTICIPATE. Any Employee, Nonemployee Director or advisor is eligible to participate in the Plan; provided that Incentive Stock Options may be granted only to persons who are Employees. The Committee may grant Options in accordance with such determinations as the Committee from time to time in its sole discretion may make. Nonemployee Directors will receive Options as provided in Section 4.5.

         1.5 SHARES SUBJECT TO THE PLAN. The Plan Shares subject to the Plan will be shares of Common Stock.

         1.6 MAXIMUM NUMBER OF PLAN SHARES. Subject to adjustment pursuant to the provisions of Section 5.2, and subject to any additional restrictions elsewhere in the Plan, the number of Plan Shares that may be issued and sold hereunder will not exceed 1,000,000 shares. Plan Shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

         1.7 OPTIONS GRANTED UNDER PLAN. Plan Shares with respect to which an Option has been exercised will not again be available for grant hereunder. If Options terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of Plan Shares to which such Option termination relates.

         1.8 CONDITIONS PRECEDENT. The Company will not issue or deliver any Option Agreement or any certificate for Plan Shares pursuant to the Plan prior to fulfillment of all of the following conditions:

                  (a) The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Committee determines in its sole discretion that such listing is neither necessary nor advisable;

                  (b) The completion of any registration or other qualification of the sale of the Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee in its sole discretion deems necessary or advisable; and

                  (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee in its sole discretion determines to be necessary or advisable.

         1.9 RESERVATION OF SHARES OF COMMON STOCK. During the term of the Plan, the Company will at all times reserve and keep available such number of shares of Common Stock as may be necessary to satisfy the requirements of the Plan as to the number of Plan Shares. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, use its best efforts to obtain from any regulatory agency having jurisdiction any requisite authority necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance of any Plan Shares will relieve the Company of any liability in respect of the nonissuance of Plan Shares as to which the requisite authority has not been obtained.

         1.10 TAX WITHHOLDING.

                  (a) Condition Precedent. The issuance, delivery or exercise of any Options under the Plan is subject to the condition that if at any time the Committee determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, the issuance, delivery or exercise of the

         Options, then the issuance, delivery or exercise of the Options will not be effective unless the withholding has been effected or obtained in a manner acceptable to the Committee.

                  (b) Manner of Satisfying Withholding Obligation.

                           (i) When an Optionee, other than a Reporting
                  Optionee, is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, the Optionee may satisfy the withholding obligation, in whole or in part, by electing to
                  (x) have the Company withhold a portion of the Plan Shares acquired upon the exercise of the Option and having a Fair Market Value on the date the amount of tax to be withheld is to be determined (the "Tax Date") equal to the amount required to be withheld or (y) deliver to the Company shares of Common Stock already owned by-the Optionee and having a Fair Market Value on the Tax Date equal to the amount required to be withheld.

                           (ii) When a Reporting Optionee is required to pay to
                  the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, the withholding obligation may be satisfied, at the option of the Committee, by the Company withholding a portion of the Plan Shares acquired upon the exercise of the Option (provided that at least six months has elapsed between the grant of such Option and the exercise involving tax withholding) having a Fair Market Value on the Tax Date equal to the amount required to be withheld.

                  (c) Notice of Disposition of Stock Acquired Pursuant to Incentive Stock Options. The Company may require as a condition to the issuance of Plan Shares covered by any Incentive Stock Option that the party exercising such Option give a written representation to the Company, which is satisfactory in form and substance to its counsel and upon which the

         Company may reasonably rely, that he will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state or local withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company will have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of Plan Shares covered by an Incentive Stock Option that the party exercising such Option give a satisfactory written representation promising to make such a remittance.

         1.11 EXERCISE OF OPTIONS.

                  (a) Method of Exercise. Each Option will be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a Plan Share.

                  (b) Payment of Purchase Price. The purchase price of any Plan Shares purchased will be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) by shares of Common Stock, if permitted by the Committee, (iv) by cash or certified or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, which note will contain such terms and provisions as the Committee may approve, including without limitation the right to repay the note partially or wholly with Common Stock or (v) by delivery of a copy of irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares will be valued at the then Fair Market Value.

         1.12 ACCELERATION OF RIGHT OF EXERCISE OF OPTIONS. Notwithstanding the provisions of any Option Agreement regarding the time for exercise of an Option, the following provisions will apply:

                  (a) Mergers and Reorganizations. If the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which the Company is not the surviving corporation, any Option will become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets of the Company and ending when the disposition of assets contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Article pursuant to which it was granted, whichever occurs first; provided that no Option will be immediately exercisable under this Section on account of any agreement of merger or other reorganization when the shareholders of the Company immediately before the consummation of the transaction will own at least fifty percent of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction. The Option will not become immediately exercisable if the transaction contemplated in the agreement is a merger or reorganization in which the Company will survive.

                  (b) Change in Control. In the event of a change in control or threatened change in control of the Company, all Options granted prior to the change in control or threatened change in control will become immediately exercisable. Notwithstanding the foregoing, this Section shall not apply to Options granted as of June 26, 1998 until one year after the date of such grant. The term "change in control" for purposes of this Section refers to the acquisition of ten percent or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d)(3) of the Exchange Act (other than an acquisition by a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-l(b)(1) promulgated under the Exchange Act); provided that no change in control or threatened change in control will be deemed to have occurred if prior to the acquisition of, or offer to acquire, ten percent or more of the voting securities of the Company, the full Board has adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Whether a change in control is threatened will be determined solely by the Committee.

         1.13 WRITTEN NOTICE REQUIRED. Any Option will be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 1.11.

         1.14 COMPLIANCE WITH SECURITIES LAWS. Plan Shares will not be issued with respect to any Option unless the exercise of the Option and the issuance and delivery of the Plan Shares complies with all relevant provisions of federal and state law, including without limitation the Securities Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Plan Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require an Optionee to furnish evidence satisfactory to the Company, including without limitation a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any federal or state law, rule or regulation. Further, each Optionee will consent to the imposition of a legend on the certificate representing the Plan Shares issued upon the exercise of the Option restricting their transferability as required by law or by this Section.

         1.15 EMPLOYMENT OF OPTIONEE; EXPIRATION OF OPTIONS UPON TERMINATION OF EMPLOYMENT. Nothing in the Plan or in any Option granted hereunder will confer upon any Optionee any right to continued employment by the Company or any of its subsidiaries or affiliates or limit in any way the right of the Company or any subsidiary or affiliate at any time to terminate or alter the terms of that employment. The provisions of Sections 1.16, 1.18 and 1.19 relating to the timing of expiration of Options upon termination of an Optionee's employment will apply only to Optionees who are Employees. Unless otherwise specifically provided herein, upon termination of an Optionee's employment or association with the Company, the Optionee's Options will remain exercisable in accordance with the terms of his Option Agreement.

         1.16 OPTION UPON TERMINATION OF EMPLOYMENT. If an Optionee ceases to be employed by the Company or any of its subsidiaries or affiliates for any reason other than for cause, retirement, disability or death, his Option may be exercised (to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the Option Agreement or the Article pursuant to which it was issued otherwise provides for earlier termination. If an Optionee ceases to be employed by the Company or any of its subsidiaries or affiliates because the Optionee has retired under a qualified retirement plan of the Company, as determined by the Committee, his Option will be exercisable (to the extent exercisable on the effective date of such retirement) at any time within 12 months (three months in the case of Incentive Stock Options) after the effective date of such retirement unless by its terms the Option expires sooner.

         1.17 TERMINATION OF EMPLOYMENT OR ASSOCIATION FOR CAUSE; DISCOVERY OF PREVIOUS WRONGDOING. If an Optionee ceases to be employed by the Company or any of its subsidiaries or affiliates because the Optionee is terminated for cause, the Optionee's Option will automatically expire. If a Director of the Company is removed for cause or a consultant or other Optionee who is not an employee of the Company has his relationship with the Company terminated for cause, any Option held by that Optionee will automatically expire. For purposes of this Section, "cause" will mean an act or acts involving a felony, fraud, willful misconduct, the commission of any act that causes or reasonably may be expected to cause substantial injury to the Company or other good cause. The term "other good cause" as used in this Section will include, but will not be limited to, habitual impertinence, a pattern of conduct that tends to hold the Company up to ridicule in the community, conduct disloyal to the Company, conviction of any crime of moral turpitude and substantial dependence, as judged by the Committee, on alcohol or any controlled substance. "Controlled substance" means a drug, immediate precursor or other substance listed in Schedules I-V or Penalty Groups 1-4 of the Texas Controlled Substances Act, as amended, or a drug, immediate precursor or other substance listed in Schedules I-V of the Federal Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended. If any facts that would constitute cause for termination or removal of an Optionee are discovered after the Optionee's relationship with the Company has ended, any Options then held by the Optionee may be immediately terminated by the

Committee. Notwithstanding the foregoing, if an Optionee is an Employee employed pursuant to a written employment agreement or is a consultant retained pursuant to a written agreement, the Optionee's relationship with- the Company will be deemed terminated for "cause" for purposes of the Plan only if the Optionee is considered under the circumstances to have been terminated for cause for purposes of such written agreement.

         1.18 OPTION UPON DISABILITY OF OPTIONEE. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Company or any of its subsidiaries or affiliates, [and the Optionee's employment shall consequently terminate,] his Option will become fully exercisable and will expire 12 months after the date of such termination, unless either the Option Agreement or the Article under which it was issued otherwise provides for earlier termination.

         1.19 OPTION UPON DEATH OF OPTIONEE. Except as otherwise limited by the Committee at the time of the grant of an Option, if an Optionee dies while employed by the Company or any of its subsidiaries or affiliates, or within three months after ceasing to be an Employee, his Option will become fully exercisable and will expire 12 months after the date of death, unless by its terms it expires sooner.

         1.20 TRANSFERABILITY OF OPTIONS.

                  (a) Optionees Other Than Reporting Optionees. Unless the Committee otherwise provides in any Option Agreement, Nonqualified Stock Options granted hereunder to Optionees who are not Reporting Optionees may be transferred to members of the Optionee's immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners, provided that there cannot be any consideration for the transfer. Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's legally authorized representative, and each Option Agreement will so provide. The designation by an Optionee of a beneficiary will not constitute a transfer of the Option.

                  (b) Reporting Optionees. Except as may be specified by the Committee in accordance with the following paragraph, an Option granted to a Reporting Optionee may not be transferred or assigned other than
         (i) by will or the laws of descent and distribution or (ii) with respect to Nonqualified Stock Options, pursuant to the terms of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and such Option may be exercised during the lifetime of a Reporting Optionee only by such Optionee or by such Optionee's legally authorized representative, and each Option Agreement will so provide. The designation by a Reporting Optionee of a beneficiary will not constitute a transfer of the Option.

                  The Committee may, in its discretion, provide in any Option Agreement (or in an amendment to any existing Option Agreement) that Nonqualified Stock Options granted hereunder to a Reporting Optionee, other than Nondiscretionary Options, may be transferred to members of the Reporting Optionee's immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners, provided that there cannot be any consideration for the transfer.

         1.21 INFORMATION TO OPTIONEES. The Company will furnish to each Optionee copies of annual reports, proxy statements and all other reports sent to the Company's shareholders. Upon written request, the Company will furnish to each Optionee a copy of its most recent Annual Report on Form 10-K and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

                                    ARTICLE 2

                                 ADMINISTRATION

         2.1 COMMITTEE. The Plan will be administered by a Committee of not fewer than two members, who will be Nonemployee Directors. No member of the Committee will be eligible to receive Options under the Plan except as expressly provided in Section 4.5, and each such member will be a Disinterested Person. Subject to the provisions of the Plan, the Committee will have the sole discretion and authority to determine the Employees and advisors to whom and the time or times at which Options may be granted and the number of Plan Shares subject to each Option.

         2.2 APPOINTMENT OF COMMITTEE. The Committee will be appointed by the Board and will consist solely of Nonemployee Directors; provided that the Board may remove any Committee member, with or without cause.

         2.3 MAJORITY RULE; UNANIMOUS WRITTEN CONSENT. A majority of the members of the Committee will constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee will constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.

         2.4 COMPANY ASSISTANCE. The Company will supply full and timely information to the Committee on all matters relating to Employees, their employment, retirement, disability, death or other termination of employment, and such other pertinent facts as the Committee may require. The Company will furnish the Committee with such clerical and other assistance as is necessary to the performance of its duties.

                                    ARTICLE 3

                             INCENTIVE STOCK OPTIONS

         3.1 OPTION TERMS AND CONDITIONS. The terms and conditions of Options granted under this Article may differ from one another as the Committee may, in its discretion, determine, as long as all Options granted under this Article satisfy the requirements of this Article.

         3.2 DURATION OF OPTIONS. Each Option granted under this Article will expire on the date determined by the Committee, but in no event will any Option granted under this Article expire earlier than one year or later than ten years after the date on which the Option is granted. In addition, each Option will be subject to early termination as provided elsewhere in the Plan.

         3.3 PURCHASE PRICE. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article will not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.

         3.4 MAXIMUM AMOUNT OF OPTIONS FIRST EXERCISABLE IN ANY CALENDAR YEAR. The maximum aggregate Fair Market Value of Plan Shares (determined at the time the Option is granted) with respect to which Options issued under this Article are exercisable for the first time by any Employee during any calendar year under all incentive stock option plans of the Company and its subsidiaries and affiliates will not exceed $100,000. Any Option granted under the Plan and first exercisable in excess of the foregoing limitations will be considered granted under Article 4 and will be clearly and specifically designated as not being an Incentive Stock Option.

         3.5 REQUIREMENTS AS TO CERTAIN OPTIONS. In the event of the grant of any Option to an individual who, at the time the Option is granted, owns shares of stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries or affiliates within the meaning of Section 422 of the Code, the purchase price for the

Plan Shares subject to that Option must be at least 110% of the Fair Market Value of those Plan Shares at the time the Option is granted, and the Option must not be exercisable after the expiration of five years from the date of its grant.

         3.6 INDIVIDUAL OPTION AGREEMENTS. Each Employee receiving Options under this Article will be required to enter into a written Option Agreement with the Company as a precondition to receiving an Option under this Article. In such Option Agreement, the Employee will agree to be bound by the terms and conditions of the Plan and such other matters as the Committee deems appropriate.


                                    ARTICLE 4

                           NONQUALIFIED STOCK OPTIONS

         4.1 OPTION TERMS AND CONDITIONS. Subject to Section 4.5, the terms and conditions of Options granted under this Article may differ from one another as the Committee may, in its discretion, determine, as long as all Options granted under this Article satisfy the requirements of this Article.

         4.2 DURATION OF OPTIONS. Subject to Section 4.5, each Option granted under this Article and all rights thereunder will expire on the date determined by the Committee, but in no event will any Option granted under this Article expire later than ten years after the date on which the Option is granted. In addition, each Option will be subject to early termination as provided elsewhere in the Plan.

         4.3 PURCHASE PRICE. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article will not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.

         4.4 INDIVIDUAL OPTION AGREEMENTS. Each Employee receiving Options under this Article will be required to enter into a written Option Agreement with the Company as a precondition to receiving an Option under this Article. In such Option Agreement, the Employee will agree to be bound by the terms and conditions of the Plan and such other matters as the Committee deems appropriate.

         4.5 OPTION GRANTS TO NONEMPLOYEE DIRECTORS. Immediately and automatically upon initial election to the Board of Directors, each Nonemployee Director will receive a Nonqualified Stock Option to purchase 5,000 shares of Common Stock. In addition, each Nonemployee Director will receive a Nonqualified Stock Option to purchase 2,000 shares of Common Stock on the date of each annual meeting of shareholders of the Company subsequent to his initial election as a director. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option received by Nonemployee Directors will be the Fair Market Value of the Plan Shares on the date of grant. Each such Option will be fully exercisable on the date of grant of such Option. Each such Option will expire on the day prior to the tenth anniversary of the date of grant of such Option.


                                    ARTICLE 5

                      TERMINATION, AMENDMENT AND ADJUSTMENT

         5.1 TERMINATION AND AMENDMENT. The Plan will terminate on August 30, 2002. No Options will be granted under the Plan after that date of termination. Subject to the limitations contained in this Section, the Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Option Agreements to be used in connection herewith; provided that, without shareholder approval, no amendment or revision may (i) increase the maximum aggregate number of Plan Shares, except as permitted under Section 5.2, (ii) change the minimum purchase price for shares under Article 3 or Article 4, (iii) increase the maximum term established under the Plan for any Option or (iv) permit the granting of an Option to anyone other than as provided in the Plan; and provided further that, without shareholder approval, no amendment to the Plan will be effective that materially increases the benefits accruing to Optionees, materially increases the number of securities that may be issued under the Plan or otherwise materially modifies the requirements as to eligibility for participation in the Plan, all within the meaning of Rule 16b-3 promulgated under the Exchange Act; and provided further that Section 4.5 may not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA, or the rules thereunder. No amendment, suspension or termination of the Plan may, without the consent of the Optionee who has received an Option hereunder, alter or impair any of that Optionee's rights or obligations under any Option granted under the Plan prior to that amendment, suspension or termination.

         5.2 ADJUSTMENT. If the outstanding Common Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment will be made in the maximum number and kind of Plan Shares as to which Options may be granted under the Plan. A corresponding adjustment will be made in the number or kind of shares allocated to and purchasable under unexercised Options or portions thereof granted prior to any such change. Any such adjustment in outstanding Options will be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share purchasable under the Option. The foregoing adjustments and the manner of application of the foregoing provisions will be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.


                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1 OTHER COMPENSATION PLANS. The adoption of the Plan will not affect any other stock option or incentive or other compensation plans in effect for the Company or any of its subsidiaries or affiliates, nor will the Plan preclude the Company or any of its subsidiaries or affiliates from establishing any other forms of incentive or other compensation for Employees.

         6.2 PLAN BINDING ON SUCCESSORS. The Plan will be binding upon the successors and assigns of the Company and any of its subsidiaries or affiliates that adopt the Plan.

         6.3 NUMBER AND GENDER. Whenever used herein, nouns in the singular include the plural where appropriate, and masculine pronouns include the feminine gender.

         6.4 HEADINGS. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.


                                    ARTICLE 7

                                   DEFINITIONS

         As used herein with initial capital letters, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         7.1 "Board" means the Board of Directors of the Company.

         7.2 "Code" means the Internal Revenue Code of 1986.

         7.3 "Committee" means the Committee appointed in accordance with
Section 2.2.

         7.4 "Common Stock" means the Common Stock, par value $.01 per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

         7.5 "Company" means Celebrity, Inc., a Texas corporation.

         7.6 "Disinterested Person" means an individual who is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

         7.7 "Effective Date" means August 31, 1992 (the date of the Plan's adoption by the Board and approval by the sole shareholder of the Company).

         7.8 "Employee(s)" means full-time, compensated employee(s) of the Company or of any of its subsidiaries or affiliates that adopt the Plan.

         7.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         7.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         7.11 "Fair Market Value" means such value as will be determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the NASDAQ National Market System, such value will be determined by the Committee on the basis of the last reported sale price for the Common Stock on the date for which such determination is relevant, as reported on the national securities exchange or the NASDAQ National Market System, as the case may be. If the Common Stock is not listed and traded upon a recognized securities exchange or on the NASDAQ National Market System, the Committee will make a determination of Fair Market Value on the basis of the closing bid and asked quotations for such stock on the date for which such determination is relevant (as reported by a recognized stock quotation service) or, in the event that there are no bids or asked quotations on the date for which such determination is relevant, then on the basis of the average of the closing bid and asked quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.

         7.12 "Incentive Stock Option" means an Option granted under Article 3.

         7.13 "Nonemployee Director" means any director of the Company who is not an officer or Employee.

         7.14 "Nonqualified Stock Option" means an Option granted under
Article 4.

         7.15 "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

         7.16 "Optionee" means an Employee, Nonemployee Director or advisor to whom an Option has been granted hereunder.

         7.17 "Option Agreement" means an agreement between the Company and an Optionee with respect to one or more Options.

         7.18 "Plan" means the Celebrity, Inv. 1992 Stock Option Plan, as amended from time to time, the terms of which are set forth herein.

         7.19 "Plan Shares" means shares of Common Stock issuable pursuant to the Plan.

         7.20 "Reporting Optionee" means an Optionee who is subject to the reporting requirements of Section 16 of the Exchange Act.

         7.21 "Securities Act" means the Securities Act of 1933, as amended.

                                CELEBRITY, INC.
  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS


The undersigned hereby appoints Robert H. Patterson, Jr. and Lynn Skillen, or either of them, with full power of substitution, as Proxies to vote, as designated below, all shares of Common Stock of Celebrity, Inc., a Texas corporation (the "Company"), owned by the undersigned on October 14, 1998, at the annual meeting of shareholders to be held at 8223 N. Stemmons Freeway, Dallas, Texas, on November 16, 1998, at 8:30 a.m., local time, and at any adjournments thereof, upon such business as may properly come before the meeting, including the following:

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   [X]

                                                                    WITHHOLD
                                                                    AUTHORITY
                                    FOR all nominees listed        to vote for
                                    below (except as indicated     all nominees
1.   Election of Directors          to the contrary below)           listed
     Robert H. Patterson, Jr.,      [ ]                                 [ ]
     B.D. Hunter, C. A. Langner,                                            -------------------------------------
     Valerie Anne Mars and                                                   (INSTRUCTION: to withhold authority
     Richard Yuen                                                             to vote for any individual nominee,
                                                                              write that nominee's name in the
                                                                              space provided above.)

                                                                       FOR    AGAINST    ABSTAIN

2.   Amending the Company's Amended and Restated 1992 Stock
     Option Plan to increase the number of shares of Common Stock      [ ]      [ ]        [ ]
     authorized for issuance thereunder from 500,000 to 1,000,000.

                                                                       FOR    AGAINST    ABSTAIN

3.   Ratification of the selection of PricewaterhouseCoopers LLP
     as the Company's independent public accountants for the fiscal    [ ]      [ ]        [ ]
     year ending June 30, 1999.

4. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.


            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

                                CELEBRITY, INC.



THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED IN PROPOSAL NO. 1, FOR THE APPROVAL OF PROPOSAL NO. 2 AND PROPOSAL NO. 3, AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Mark here for address           [ ]
change and note below.


                                        Dated:                            , 1998
                                              ----------------------------




                                       ----------------------------------------
                                       Signature

                                       ----------------------------------------
                                       (Signature if held jointly)


                                       IMPORTANT: PLEASE SIGN EXACTLY AS YOUR
                                       NAME APPEARS TO THE LEFT. WHEN SIGNING ON
                                       BEHALF OF A CORPORATION, PARTNERSHIP,
                                       ESTATE, TRUST, OR IN OTHER REPRESENTATIVE
                                       CAPACITY, PLEASE SIGN NAME AND TITLE. IF
                                       EXECUTED BY A CORPORATION, THE PROXY
                                       SHOULD BE SIGNED BY A DULY AUTHORIZED
                                       OFFICER. IF EXECUTED BY A PARTNERSHIP,
                                       PLEASE SIGN IN THE PARTNERSHIP NAME BY AN
                                       AUTHORIZED  PERSON. FOR JOINT ACCOUNTS,
                                       EACH JOINT OWNER MUST SIGN.

                                        THIS PROXY MAY BE REVOKED PRIOR TO THE
                                           EXERCISE OF THE POWERS CONFERRED
                                                    BY THE PROXY.